Exhibit 99.1

Virtuix Expands Defense Business with First Air National Guard Deployment

Pennsylvania Air National Guard Unit to Use Omni One Platform for Immersive Military Training and Experimentation

AUSTIN, TEXAS – July 1, 2026 – Virtuix Holdings Inc. (NASDAQ: VTIX), a leading developer of AI-driven immersive simulation technology, today announced the deployment of its first Omni One system with the Air National Guard, further expanding the Company’s growing presence across the U.S. defense market. The deployment represents another milestone in Virtuix’s accelerating defense business, as military organizations continue to adopt next-generation immersive technologies for training and simulation.

The system was purchased by an Air National Guard unit based in Horsham, Pennsylvania, where it will be used for experimentation and evaluation of immersive, AI-driven virtual reality for military training. The unit plans to explore how Omni One can enhance warfighter readiness through realistic movement-based simulation and immersive training scenarios.

“The adoption of Omni One by the Air National Guard further validates the growing demand for our immersive training technology across every branch of the U.S. military,” said Jan Goetgeluk, CEO of Virtuix. “Over the past several months, we’ve established significant traction throughout the defense sector, including with the U.S. Air Force, Marine Corps, Navy, Army, and now the Air National Guard. We believe full-body virtual reality, spatial computing, and AI-enabled simulation will become foundational technologies for military training and readiness, and we’re excited to continue expanding our footprint across the defense market.”

The Air National Guard deployment follows a series of recent defense announcements from Virtuix, including:

●	Selection by the U.S. Air Force for a Phase I AFWERX SBIR award to develop the company’s AI-powered Virtual Terrain Walk platform for immersive mission planning and leader rehearsals;

●	Assignment to be the lead systems integrator for a virtual reality infantry training project with the U.S. Marine Corps Training and Education Command (TECOM);

●	A development agreement with the U.S. Navy to evaluate immersive military training capabilities; and

●	Continued deployments of Omni systems with the U.S. Army and Air Force, including sales to the U.S. Military Academy at West Point.

With each successive deployment, Virtuix continues to build a broader portfolio of defense relationships spanning mission planning and rehearsal. The Company believes these initiatives strengthen its position within one of the fastest-growing segments of the immersive technology market.

Building on this momentum, Virtuix continues to pursue strategic opportunities to expand its defense business. In addition to growing organically through government contracts and military deployments, the company is actively reviewing several acquisition opportunities in the defense training and simulation sector, focusing on companies with annual revenues between $10 million and $50 million that can accelerate Virtuix’s market penetration and access to government contract vehicles.

About Virtuix

Virtuix Holdings Inc. (NASDAQ: VTIX) is a leading manufacturer of AI-driven, full-body virtual reality systems for consumer, enterprise, healthcare, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables users to walk and run in 360 degrees inside video games and other immersive virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR, spatial computing, and AI-driven immersive experiences. For more information, visit virtuix.com.

Please visit the Company’s new Investor Relations website at invest.virtuix.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “could,” “would,” “potential” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s plans to pursue strategic acquisitions, the potential benefits of any such acquisition, the expected synergies, the potential impact on revenues or shareholder value, and the Company’s position in the defense training market. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; risks related to government contracting, including contract cancellations, modifications, or funding changes; the uncertainties related to market conditions; and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact

Lauren Premo

Virtuix Inc.

press@virtuix.com

Investor Relations Contact

Chris Tyson

MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us

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